UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2012

PLUM CREEK TIMBER COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-10239	91-1912863
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

999 Third Avenue, Suite 4300 Seattle, Washington		98104-4096
(Address of Principal Executive Offices)		(Zip Code)

(206) 467-3600

Registrant’s Telephone Number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5. Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On February 6, 2012, the Compensation Committee of the Plum Creek Timber Company, Inc. Board of Directors authorized the payment of annual incentive cash bonus awards under the company’s Annual Incentive Plan. The following table sets forth the payment amounts for the 2011 cash incentive bonus to the company’s named executive officers listed in its 2011 definitive proxy statement filed with the Securities and Exchange Commission on March 25, 2011:

Name and Position	Annual Incentive Award
Rick R. Holley President and Chief Executive Officer	$844,580
Thomas M. Lindquist Executive Vice President and Chief Operating Officer	$416,183
David W. Lambert Senior Vice President and Chief Financial Officer	$279,200
James A. Kilberg Senior Vice President, Real Estate	$244,300
Larry D. Neilson Senior Vice President, Resources and Operations Support	$230,340

Section 9. Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description

10.1	Plum Creek Timber Company, Inc. Annual Incentive Plan (Incorporated by reference to Exhibit 10.13 to Form 10-K, File No. 1-10239, for the year ended December 31, 2000). Annual Incentive Plan – Compensation Committee Guidelines for Executive Officers (Incorporated by reference to Item 1.01 of Form 8-K, File No. 1-10239, filed on April 6, 2006). Annual Incentive Plan – Compensation Committee Guidelines for Executive Officers (Incorporated by reference to Item 5.02 of Form 8-K, File No. 1-10239, filed on February 10, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUM CREEK TIMBER COMPANY, INC.

By:	/s/ David W. Lambert
David W. Lambert
Senior Vice President and Chief Financial Officer

DATED: February 9, 2012

PLUM CREEK TIMBER COMPANY, INC.

Exhibit Index

Exhibit No.	Description

10.1	Plum Creek Timber Company, Inc. Annual Incentive Plan (Incorporated by reference to Exhibit 10.13 to Form 10-K, File No. 1-10239, for the year ended December 31, 2000). Annual Incentive Plan – Compensation Committee Guidelines for Executive Officers (Incorporated by reference to Item 1.01 of Form 8-K, File No. 1-10239, filed on April 6, 2006). Annual Incentive Plan – Compensation Committee Guidelines for Executive Officers (Incorporated by reference to Item 5.02 of Form 8-K, File No. 1-10239, filed on February 10, 2011).